Exhibit 99.30

LETTER TO BROKERS

CITIGROUP INC.

Offers to Exchange

Common Stock for a number of issued and outstanding:

8.300% E-TRUPS® issued by Citigroup Capital XXI (CUSIP: 173094AA1)

7.875% E-TRUPS® issued by Citigroup Capital XX (CUSIP: 173085200)

7.250% E-TRUPS® issued by Citigroup Capital XIX (CUSIP: 17311U200)

6.875% E-TRUPS® issued by Citigroup Capital XIV (CUSIP: 17309E200)

6.500% E-TRUPS® issued by Citigroup Capital XV (CUSIP: 17310G202)

6.450% E-TRUPS® issued by Citigroup Capital XVI (CUSIP: 17310L201)

6.350% E-TRUPS® issued by Citigroup Capital XVII (CUSIP: 17311H209)

6.829% E-TRUPS® issued by Citigroup Capital XVIII (CUSIP: XS0306711473)

7.625% TRUPS® issued by Citigroup Capital III (CUSIP: 17305HAA6)

7.125% TRUPS® issued by Citigroup Capital VII (CUSIP: 17306N203)

6.950% TRUPS® issued by Citigroup Capital VIII (CUSIP: 17306R204)

6.100% TRUPS® issued by Citigroup Capital X (CUSIP: 173064205)

6.000% TRUPS® issued by Citigroup Capital IX (CUSIP: 173066200)

6.000% TRUPS® issued by Citigroup Capital XI (CUSIP: 17307Q205)

(collectively, the “Trust Preferred Securities”)

Pursuant to the Prospectus (as defined below)

THE TRUST PREFERRED EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 24, 2009, UNLESS CITIGROUP INC. EXTENDS THE TRUST PREFERRED EXCHANGE OFFER. TENDERED TRUST PREFERRED SECURITIES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

[                    ] , 2009

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Citigroup Inc. (the “Company”) is offering to exchange newly issued shares of its common stock (the “Common Stock”) for a number of Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers (the “Remaining Amount”) upon the terms and subject to the conditions set forth in the preliminary prospectus dated June [    ], 2009 (the “Prospectus”), a copy of which is enclosed. All capitalized terms used herein and not defined herein have the meaning ascribed to them in the Prospectus.

A Soliciting Dealer Fee of 0.50% of the amount of the liquidation amount of the Trust Preferred Securities accepted for exchange will be paid by the Company to the relevant soliciting broker, dealer, commercial bank, trust company or other nominee. You should be aware that such fee will only be paid with respect to tenders by a beneficial owner of Trust Preferred Securities having an aggregate liquidation amount of $250,000 or less (or £250,000 or less with respect to the 6.829% E-TRUPS®). In order to be eligible to receive the Soliciting Dealer Fee, a properly completed soliciting dealer form must be received by the Exchange Agent prior to the expiration date. Additional details are provided in the Prospectus.

The amount of Trust Preferred Securities that the Company is offering to exchange is limited to the Remaining Amount. If the Company receives tenders of Trust Preferred Securities with an aggregate liquidation amount in excess of the Remaining Amount, it will accept tendered Trust Preferred Securities in the order of the

Acceptance Priority Level assigned to each series and subject to prorationing. In any event, the Remaining Amount will be enough such that the Company is offering to exchange any and all issued and outstanding 8.300% E-TRUPS®, 7.875% E-TRUPS® and 7.250% E-TRUPS®, comprising Acceptance Priority Levels 1, 2 and 3, without prorationing.

For your information and for forwarding to your clients for whom you hold Trust Preferred Securities registered in your name or in the name of your nominee, we are enclosing the following documents:

•	Prospectus;

•	letter of transmittal;

•	Common Stock Proxy Statement; and

•	soliciting dealer form.

Tenders of all U.S. dollar-denominated Trust Preferred Securities may only be made via DTC. Tenders of the 6.829% E-TRUPS® may only be made via Euroclear or Clearstream. We refer to each of DTC, Euroclear and Clearstream as a “Clearing System.”

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC (or, in the case of the 6.829% E-TRUPS®, Euroclear or Clearstream) prior to the expiration date. Tenders received by the Exchange Agent after the expiration date will be disregarded and of no effect.

DTC participants must electronically transmit their acceptance of the Trust Preferred Exchange Offer by causing DTC to transfer their Trust Preferred Securities to the Exchange Agent in accordance with DTC’s ATOP procedures for such a transfer. Through DTC’s ATOP procedures, banks, brokers, custodians or other nominees must deliver to the Exchange Agent an electronic message that contains:

•	your client’s Proxy Instruction to approve the Common Stock Amendments; and

•

your client’s acknowledgement and agreement to, and agreement to be bound by, the terms of the letter of transmittal (including the Voting Trust Agreement) pursuant to which, your client, among other things, irrevocably instructs the Exchange Agent to deliver the shares of Common Stock to be issued to your client in respect of its tendered Trust Preferred Securities to the Voting Trust.

DTC will then send an Agent’s Message to the Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC, received by the Exchange Agent and forming a part of the Book-Entry Confirmation (defined below), which states that DTC has received an express acknowledgement from the DTC participant tendering Trust Preferred Securities that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Trust Preferred Exchange Offer, as set forth in the Prospectus and the letter of transmittal and that the Company may enforce such agreement against such participant.

In all cases, exchange of Trust Preferred Securities accepted for exchange in any Trust Preferred Exchange Offer will be made only after timely receipt by the Exchange Agent or confirmation of book-entry transfer of such Trust Preferred Securities into the Exchange Agent’s account at the applicable Clearing System (the “Book-Entry Confirmation”), a properly completed and duly executed letter of transmittal (or a facsimile thereof or satisfaction of the procedures of the applicable Clearing System) and any other documents required thereby.

Delivery of Trust Preferred Securities and the method of delivery of all other required documents is at your election and risk and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the Exchange Agent.

On the settlement date, in accordance with your client’s instructions in the letter of transmittal, we will deliver Common Stock to be issued in respect of the tendered Trust Preferred Securities to the Voting Trust for a period of one business day, in accordance with the terms of the Voting Trust Agreement. On the following day, the Common Stock will be delivered to you via DTC for allocation to your client.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

Any inquiries you may have with respect to the Trust Preferred Exchange Offer should be directed to, and additional copies of the enclosed materials may be obtained from, Morrow & Co. LLC, the information agent for the Trust Preferred Exchange Offer. Banks and brokers should call 203-658-9400 or 800-662-5200 with questions. Holders should call 800-445-0102.

Very truly yours,

CITIGROUP INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY, THE INFORMATION AGENT, THE EXCHANGE AGENT OR THE DEALER MANAGER, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TRUST PREFERRED EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

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